Exhibit 22.1
The Kraft Heinz Company
List of Subsidiary Guarantors and Issuers of Guaranteed Securities
As of June 27, 2020, The Kraft Heinz Company was the sole guarantor of all the unsecured registered notes issued by Kraft Heinz Foods Company, a Pennsylvania Limited Liability Company, our 100% owned operating subsidiary.

Description of KHFC Senior Notes
2.800% senior notes due 2020
3.125% senior notes due 2021
Floating rate U.S. dollar senior notes due 2021
2.850% senior notes due 2022
3.500% senior notes due June 2022
3.500% senior notes due July 2022
Floating rate U.S. dollar senior notes due 2022
4.000% senior notes due 2023
2.000% Euro senior notes due 2023
1.500% Euro senior notes due 2024
3.950% senior notes due 2025
3.000% senior notes due 2026
4.125% British Pound senior notes due 2027
2.250% Euro senior notes due 2028
6.375% senior debentures due 2028
4.625% senior notes due 2029
6.750% senior debentures due 2032
5.000% senior notes due 2035
6.875% senior notes due 2039
7.125% senior debentures due 2039
6.500% senior notes due 2040
5.000% senior notes due 2042
5.200% senior notes due 2045
4.375% senior notes due 2046